SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2006

Date of Report (Date of earliest event reported)

                                        Hotel Outsource Management International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393

(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005

(Address of Principal Executive Offices)	(Zip Code)

212-344-1600

Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01 - Entry into a Material Definitive Agreement

On March 6, 2006, Hotel Outsource Management International, Inc., (“HOMI”) entered into agreements with certain shareholders of Bartech Systems International, Inc., a Delaware Corporation (“BSI”) to purchase a total of 3,592,965 shares of BSI common stock and preferred stock for a total of 3,622,965 shares of HOMI common stock. Upon consummation of this transaction HOMI will own approximately 24% of BSI. HOMI has agreed to register these shares once the share exchange is complete.

BSI is a manufacturer of computerized mini-bars, which it sells, markets and distributes in the United States and internationally (“Bartech mini-bars”). BSI owns 30% of Hotel Outsource Services, Inc., a subsidiary of HOMI, through which HOMI conducts its operations in the United States. BSI is the major supplier of computerized mini-bars for HOMI and its subsidiaries.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

March 6, 2006	Hotel Outsource Management International, Inc.
By	/s/ Jacob Ronnel
Name:	Jacob Ronnel
Title:	President and Chief Executive Office